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Exhibit 99.1
------------

                             JOINT FILING AGREEMENT

         This will confirm the agreement by and among all of the undersigned that the Schedule 13D filed on or about this date with respect to the beneficial ownership of the undersigned of shares of the common stock of Imatec Ltd. is being filed on behalf of each of the parties named below. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:    November 2, 2000

                                     By: /s/ Ronald Leo Bernbaum
                                         ------------------------
                                         RONALD LEO BERNBAUM

                                     By: /s/ Renee Bernbaum
                                         ------------------------
                                         RENEE BERNBAUM

                                     MEDSTAR SOUTHBEACH MARINA PARTNERSHIP II


                                     By: /s/ Ronald Leo Bernbaum
                                         -------------------------------
                                         Name: RONALD LEO BERNBAUM
                                         Title:


                                     KNIGHTSBRIDGE FINANCIAL SERVICES LTD.


                                     By: /s/ Ronald Leo Bernbaum
                                         -------------------------------
                                         Name: RONALD LEO BERNBAUM
                                         Title:


                                     COMMENDATION CAPITAL GROUP, INC.


                                     By: /s/ Ronald Leo Bernbaum
                                         -------------------------------
                                         Name: RONALD LEO BERNBAUM
                                         Title: